================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): FEBRUARY 9, 2000



                        BINDVIEW DEVELOPMENT CORPORATION
               (Exact name of registrant as specified in charter)


                                                                 76-0306721
        TEXAS                      000-24677                  (I.R.S. Employer
(State of Incorporation)      (Commission File No.)          Identification No.)


   5151 SAN FELIPE, 21ST FLOOR
          HOUSTON, TEXAS                                              77056
(Address of Principal Executive Offices)                            (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 561-4000


================================================================================

ITEM 1. ACQUISITION OR DISPOSITION OF ASSETS

         On February 9, 2000, BindView Development Corporation ("BindView") acquired all of the outstanding equity interests of Entevo Corporation ("Entevo") in exchange for an aggregate of 2,090,417 shares of the BindView's common stock. BindView also assumed a warrant and stock options of Entevo, which were converted into a warrant and options to purchase an aggregate of 117,311 shares of BindView's common stock.

         On February 11, 2000, BindView issued a press release relating to the acquisition of Entevo, a copy of which is attached as Exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

         Financial statements of Entevo for the periods specified in Rule 3.05(b) of Regulation S-X are not currently available to BindView and will be filed by BindView by an amendment to this report as soon as practicable and in any event not later than 60 days after this Current Report on Form 8-K must be filed.

         (b) Pro Forma Financial Information.

         Pro forma financial information required pursuant to Article 11 of Regulation S-X is not currently available to BindView and will be filed by BindView by an amendment to this report as soon as practicable and in any event not later than 60 days after this Current Report on Form 8-K must be filed.

         (c) Exhibits.

         2.1 Agreement of Merger, dated January 26, 2000, by and among BindView Development Corporation, Bravo Acquisition Corporation, Entevo Corporation and the Representing Stockholders identified therein.

         99.1     Press Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BINDVIEW DEVELOPMENT CORPORATION



Dated:  February 22, 2000               By:    /s/ SCOTT R. PLANTOWSKY
                                           -------------------------------------
                                                 Scott R. Plantowsky,
                                                Chief Financial Officer

                                 EXHIBIT INDEX

  Exhibit No.                   Description
  -----------                   ------------

     2.1 Agreement of Merger, dated January 26, 2000, by and among BindView Development Corporation, Bravo Acquisition
              Corporation, Entevo Corporation and the Representing Stockholders identified therein.

     99.1     Press Release